# SALES CONTRACT

AMSAT PO # : 1009-001-SJ

Date : November 20, 2008

| | | | |
|---|---|---|---|
| The Sellers : | Zhengzhou Duesail Fracture Proppant Co., Ltd. | The Buyers : | AMSAT International |
| Address : | 38 Gengsheng Road<br>Dayugou, Gongyi<br>Henan, China 451271 | Address: | 4245 Enders St., #203<br>Orlando, FL 32814<br>U.S.A. |
| TEL : | + 86-371-6405-9666 | TEL : | +1-407-897-1259 |
| FAX : | + 86-371-6406-9338 | FAX : | +1-321-251-5426 |
| E-mail : | desair@zzdsr.com | E-mail : | amsatin@amsat-intl.com |

This contract is made out by the Sellers and Buyers as per the following terms and conditions mutually confirmed:

| (1) Name of commodity | (2) Quantity | (3) Unit Price | (4) Amount |
|---|---|---|---|
| Ceramic proppant 86MPa 20/40 | 1,008 MT / 56 FCL | USD 600.00/MT FOB, Tianjin | USD 604,800.00 |
| CAPITALIZATION | TOTAL SAY AMOUNT US DOLLARS SIX HUNDRED FOUR THOUSAND AND EIGHT HUNDRED ONLY | | |

**(5) Product Specification :** Ceramic proppant; minimum 70% alumina; density $> 3.1\ g/cm^3$; bulk density $< 1.80\ g/cm^3$; acid solubility (12/3, HCl/HF) < 7.0%; crush strength (86 MPa) < 8.0%; turbidity (NTU) < 100; sphericity > 0.8, roundness > 0.8

**(6) Packaging :** 1,500 KGS NET JUMBO BAGS (SUPERSACKS)

**(7) Packaging and shipping Marks :** TO BE SUPPLIED BY THE BUYER

**(8) Time of Shipment :** ON OR BEFORE DECEMBER 15, 2008

**(9) Port of Shipment :** XINGANG PORT, CHINA

**(10) Port of Destination :** N/A

**(11) Insurance :** N/A

**The Sellers** Yongzhi Fan

**The Buyers** Gene Kim